UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

ALICO, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required

Fee paid previously with preliminary materials

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY
STATEMENT

Annual Meeting of Shareholders

February 27, 2026
9:30 a.m. (Eastern time)

ALICO, INC.
10070 DANIELS INTERSTATE COURT
Suite 200
FORT MYERS, FLORIDA 33913

January 14, 2026
To Our Shareholders:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company”) at 9:30 a.m. Eastern time, on Friday, February 27, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.

Sincerely,

/s/ Bradley Heine
Bradley Heine
Chief Financial Officer

ALICO, INC.
10070 Daniels Interstate Court
Suite 200
Fort Myers, FL 33913

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, FEBRUARY 27, 2026

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us” or “our”) will be held at 9:30 a.m. Eastern time on Friday, February 27, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALCO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.To elect George R. Brokaw, Katherine R. English, John E. Kiernan, Toby K. Purse, Adam H. Putnam and Eric Speron as directors to serve on our Board of Directors until the 2027 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.To ratify the appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2026; and
3.To transact any other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournments thereof.
Our Board of Directors has fixed the close of business on January 2, 2026, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Bradley Heine
Bradley Heine
Chief Financial Officer

Fort Myers, Florida
January 14, 2026

ALICO, INC.
10070 Daniels Interstate Court
Suite 200
Fort Myers, FL 33913

PROXY STATEMENT

Annual Meeting of Shareholders
February 27, 2026

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Alico, Inc. of proxies to be voted at our Annual Meeting of Shareholders to be held on Friday, February 27, 2026 (the “Annual Meeting”), at 9:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALCO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $1.00 par value per share, as of the close of business on January 2, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 7,656,646 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Shareholders for the year ended September 30, 2025 (the “2025 Annual Report”) will be released on or about January 14, 2026 to our shareholders on the Record Date.
In this proxy statement, “Alico”, “Company”, “we”, “us”, and “our” refer to Alico, Inc.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on February 27, 2026

The Proxy Statement and accompanying 2025 Annual Report to Shareholders are available at
www.alicoinc.com or at www.proxyvote.com
Proposals
At the Annual Meeting, the shareholders will be asked:

•To elect George R. Brokaw, Katherine R. English, John E. Kiernan, Toby K. Purse, Adam H. Putnam and Eric Speron (together, the “Director Nominees”) to serve on our Board until the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”), and until their respective successors have been duly elected and qualified:
•To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

1.FOR the election of the six (6) Director Nominees to serve on our Board; and
2.FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.
If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Alico’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Alico is making this proxy statement and its 2025 Annual Report available to its shareholders electronically via the Internet. On or about January 14, 2026, we commenced mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is January 2, 2026. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 7,656,646 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or brokerage firm to obtain your 16-digit control number or otherwise vote through the bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of a majority in interest of all the shares of common stock issued and outstanding and entitled to vote as of the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are an Alico shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ALCO2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of shareholders as of the Record Date. The meeting webcast will begin promptly at 9:30 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, a lesser interest than the interest of all the shares of common stock issued and outstanding are authorized by our Third Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Shareholders of Record. If you are a shareholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on February 26, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of shareholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered shareholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Alico prior to or at the Annual Meeting at Alico, Inc., 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913 Attention: Mary Molina, Corporate Secretary; or
•by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting. If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe that hosting a virtual meeting is in the best interest of the Company and its shareholders because a virtual meeting enables increased shareholder attendance and participation as shareholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ALCO2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/ALCO2026.

Will there be a question and answer (Q&A) session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each shareholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
• irrelevant to the business of the Company or to the business of the Annual Meeting;
• related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
• related to any pending, threatened or ongoing litigation;
• related to personal grievances;
• derogatory references to individuals or that are otherwise in bad taste;
• substantially repetitious of questions already made by another shareholder;

• in excess of the two-question limit;
• in furtherance of the shareholder’s personal or business interests; or
• out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The affirmative vote of a majority of the votes cast. (1)	Abstentions and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority in interest of the capital stock represented at the meeting.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.

1.In the event of a Contested Election (as defined in our Bylaws), we will revert to a plurality voting standard. For a description of our majority and plurality voting standards, please refer to the section captioned “Proposal 1: Election of Directors.”

What is an “abstention” and how will abstentions be treated?
An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the election of directors. Abstentions will have the same effect as votes against the ratification of the appointment of Grant Thornton LLP. If the Company were to revert to a plurality voting standard for a Contested Election (as defined in the Bylaws), a vote “withheld”, in the case of the proposal regarding the election of directors, represents a shareholder’s affirmative choice to decline to vote on the election and would be counted as present and entitled to vote for purposes of determining a quorum and have no effect on the election of directors.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the 2027 Annual Meeting and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.

The Board currently consists of eight (8) directors: George R. Brokaw, Katherine R. English, Benjamin D. Fishman, John E. Kiernan, W. Andrew Krusen, Jr., Toby K. Purse, Adam H. Putnam and Henry R. Slack. Messrs. Fishman, Krusen, Jr. and Slack are not standing for re-election at the Annual Meeting and their respective terms as directors will end at the Annual Meeting. The Board expresses appreciation to Messrs. Fishman, Krusen, Jr. and Slack for their years of service to the Board. The Board has nominated George R. Brokaw, Katherine R. English, John E. Kiernan, Toby K. Purse, Adam H. Putnam, and Eric Speron to serve as directors until the 2027 Annual Meeting.
In accordance with our Restated Certificate of Incorporation, as amended from time to time, (the “Certificate of Incorporation”) and Bylaws, all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by the Board, but shall consist of between five (5) and eleven (11) directors. Our directors may be removed at any time for cause or without cause by the vote of the holders of a majority of the common stock then entitled to vote at an election of directors and the holders of a majority of the common stock then entitled to vote at any election of directors may fill the vacancy caused by such removal.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. All nominees have consented to being named in this Proxy Statement and have notified management that they will serve, if elected. In the event that any of George R. Brokaw, Katherine R. English, John E. Kiernan, Toby K. Purse, Adam H. Putnam or Eric Speron should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of the Director Nominees will be unable to serve if elected. Each of the Director Nominees has consented to being named in this proxy statement and to serve if elected.
In accordance with procedures established by the Nominating and Governance Committee any incumbent director who receives a greater number of votes “AGAINST” the director’s election than votes “FOR” is required to offer to submit his or her resignation to the Board following the shareholder vote. The Nominating and Governance Committee will consider and recommend to the Board whether to accept the resignation offer. The Board will act on such recommendation and publicly disclose its decision within 90 days following the shareholder vote. This process allows the Board the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of shareholder views on a particular issue.

Vote required
Under our Bylaws, in uncontested elections (that is, where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

In the event of a Contested Election (as defined in our Bylaws), we will revert to a plurality voting standard, the default standard under applicable Florida law.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Director Nominees to serve on our Board until the 2027 Annual Meeting and until their respective successors have been duly elected and qualified.

Nominees for Directors to be Elected at the 2026 Annual Meeting of Shareholders to Serve Until 2027

The following sets forth a brief summary of each nominee’s principal occupation, recent professional experience, other qualifications and directorships at other public companies in the past five years, if any, considered by the Nominating and Governance Committee and the Board.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

George R. Brokaw	58	Director
George R. Brokaw has served on the Board of Directors since November 2013. He served as Chairman of the Board of Directors from February 2022 until February 2025 and as Executive Vice Chairman of the Board of Directors from December 2016 until December 2019. Since October 2013, Mr. Brokaw has served as a private investor through various investment vehicles, currently as a Managing Member of Wilson Capital Management, LLC. Mr. Brokaw has been a member of the Board of Directors for The Chemours Company (NYSE: CC), since April 2025, and serves on its Audit, Risk and Finance Committee, as well as its Compensation and Leadership Development Committee. Mr. Brokaw has been a member of the Board of Directors for EchoStar Corporation (Nasdaq: SATS), since December 2023, and serves on its Compensation Committee and as Chair of the Audit Committee. Mr. Brokaw has been a member of the Board of Directors for CTO Realty Growth, Inc. (NYSE: CTO), since October 2018, and serves as Vice-Chair of the Board, Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Brokaw also sits on several other private boards. He has significant public company Audit, Compensation and Nominating & Executive Committee experience. He also serves on several not-for profit boards including the French American Foundation and the Huguenot Society of America. He previously served as a director to numerous public and private companies. He is also a member of the New York Bar Association. Mr. Brokaw received a B.A. from Yale University and a J.D./M.B.A. from the University of Virginia.

Katherine R. English	61	Director	Ms. English has served on the Board of Directors since August 2020, and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture and environmental and land use law. Ms. English has been a Partner at Pavese Law Firm since January 2000. She has worked with the firm since 1993, becoming an Associate in 1994 when she was licensed to practice law. Her practice supports legacy agricultural businesses in obtaining and protecting entitlements required to support and improve their properties' value, productivity, and flexibility. She has particular experience representing companies whose key businesses are farming, conservation and development. Ms. English has also served as a Limited Partner at English Family Limited Partnership, a family farm on the banks of the Caloosahatchee River in Alva, Florida, since 1999. She serves on several committees supporting agriculture, agricultural education and environmental policy and also serves on the Florida Commission on the Status of Women, as an appointee of the Florida Commissioner of Agriculture for a term from 2023 to 2025. Ms. English is a member of the Florida Bar as well as the Lee County Bar Association. She has been widely recognized for her leadership and for her work in land use and zoning and environmental law, earning “Lawyer of the Year,” “Top Lawyer,” and other professional accolades. She is a graduate of the Wedgworth Leadership Institute for Agriculture and Natural Resources at the University of Florida. Ms. English received a B.A. in English from the University of Florida and a J.D degree from Mercer University Walter F. George College of Law.

John E. Kiernan	58	Director, President and Chief Executive Officer	Mr. Kiernan has served as the President and Chief Executive Officer of the Company since July 2019 and on the Board of Directors since February 2020. In 2024 and 2025 he was named to Florida Trends "Florida 500", which highlights the state's most influential business leaders. Prior to serving as President and Chief Executive Officer, Mr. Kiernan served as Executive Vice President and Chief Financial Officer from June 2015 to June 2019. Before joining Alico, Mr. Kiernan served as the Chief Financial Officer of Greenwich Associates, a private global research-based consulting firm serving the financial services industry. He previously worked as the Treasurer and SVP for Capital Markets & Risk Management for Global Crossing until its sale to Level 3 in 2011. He also previously served as the Vice President of Investor Relations for Misys plc, which maintained a public listing on the London Stock Exchange and a Nasdaq listing for one of its subsidiaries, and as a Director of Corporate Development for IBM. Earlier in his career, Mr. Kiernan spent 12 years as an investment banker and specialized in IPOs and M&A for technology companies during his tenure at Bear, Stearns, where he earned the title of Managing Director. Mr. Kiernan was a member of the Board of Directors for Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), parent company of PeoplesBank, from April 2022 through July 2024, and served on its Corporate Governance and Nominating Committee, Audit Committee, and Compensation Committee. He is a Certified Treasury Professional (retired) and is National Association of Corporate Directors Directorship Certified. He also earned a CERT certificate in Cybersecurity Oversight from the Software Engineering Institute/Carnegie Mellon University. Mr. Kiernan received a B.A. in Finance and History from Saint Vincent College, an M.B.A. from the Darden Graduate School of Business Administration and a J.D. from the University of Virginia School of Law.
Toby K. Purse	53	Director	Mr. Purse has served on the Board of Directors since April 2019, and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture, business leadership and finance. Since 2004 Mr. Purse has served in various roles at Lipman Family Farms, the largest open-field tomato grower in North America, including currently serving as the Chief Operating Officer and previously serving as Chief Administrative Officer and Chief Financial Officer. Mr. Purse is a member of the Florida Tomato Committee, the Florida Tomato Growers Exchange and the Florida Tomato Exchange. Mr. Purse received a B.A. and Masters in Accounting from the University of South Florida.

Adam H. Putnam	51	Chairman	Mr. Putnam has served on the Board of Directors since August 2020, and as Chairman since February 2025. He brings to the Board of Directors extensive knowledge and experience in the areas of agriculture, sustainability, state and federal affairs, business leadership and finance. Mr. Putnam has served as the Chief Executive Officer of Ducks Unlimited, a U.S. nonprofit organization dedicated to the conservation of wetlands and associated upland habitats for waterfowl, other wildlife, and people since April 2019. Prior to Ducks Unlimited, he served as Florida’s Commissioner of Agriculture from 2011 until 2019, where he focused on fostering the growth of Florida agriculture and protecting the state’s water supply, among other issues and was a US Congressman for five terms, from 2001 until 2011, where he engaged on issues such as agriculture, water and financial services. He also was the House Republican Conference Chair from 2007 until 2009. Due to Mr. Putnam’s public service experience, he brings to the board expertise in understanding and navigating state and federal affairs, and together with his knowledge of sustainability, water supply, and agricultural operations within Florida’s regulatory environment, Mr. Putnam contributes to the board’s effective oversight of sustainability and natural resource issues. A fifth generation Florida farmer and rancher, Mr. Putnam serves on the boards of various non-profit and private organizations. Mr. Putnam received a B.S. in Food and Resource Economics from the University of Florida.
Eric Speron	45	Director Nominee	Eric H. Speron brings to the Board extensive knowledge and experience in the areas of business leadership and finance. Mr. Speron has worked at First Foundation, a financial services firm, since July 2007 and currently serves as its Managing Director of Equities. Previously, Mr. Speron was a member of J.P. Morgan’s Institutional Equity division. He has served on the board of directors of Keweenaw Land Association, Limited (OTCMKTS:KEWL) since May 2021 and on the board of Tejon Ranch Company (NYSE:TRC) since November 2024. Mr. Speron was also a director for Tandy Leather Factory, Inc. (NYSE:TLF) from April 2023 to January 2025 and for Vidler Water Company, Inc. from January 2016 through May 2022. Mr. Speron received his B.A. in Government and History from Georgetown University and is a Chartered Financial Analyst.

Qualifications, Attributes and Skills of the Members of Alico’s Director Nominees
The chart below summarizes certain key qualifications, attributes, and skills for each of Alico’s Director Nominees. An “X” in the chart below indicates an area of focus or expertise of a director on which the Board currently relies.

	George R. Brokaw	Katherine R. English	John E. Kiernan	Toby K. Purse	Adam H. Putnam	Eric Speron
Skills & Experience
Board of Directors Experience	x		x	x	x	x
Agriculture Industry Experience	x	x	x	x	x
CEO/Business Head	x		x	x	x
International	x		x	x	x
Human Capital Management/Compensation	x	x	x	x	x
Finance/Capital Allocation	x		x	x	x	x
Financial Audit Experience	x		x	x	x	x
Government/Public Policy		x			x
Strategic Planning	x	x	x	x	x	x
Environmental Science/Policy/Regulation or Climate Change		x	x		x
Mergers and Acquisitions	x		x	x		x
Risk Management	x		x	x	x	x
Corporate Governance	x	x	x		x	x
Technology/Systems	x		x	x
Business Ethics	x	x	x	x	x	x
Real Estate	x	x	x		x
Minerals and Mining	x	x	x			x

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. On December 11, 2025, the Audit Committee approved the engagement of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026. Grant Thornton LLP also served as our independent registered public accounting firm for the fiscal year ended September 30, 2025. Neither Grant Thornton LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2026.

Representatives of Grant Thornton LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accountants

We are asking our shareholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Although ratification is not required by our Articles of Incorporation, Bylaws, or otherwise, the Board is submitting the appointment of Grant Thornton LLP to our shareholders for appointment as a matter of good corporate practice. In the event the appointment is not ratified by our shareholders, the selection will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Continuing Disclosures Regarding Change in Independent Registered Public Accounting Firm

As previously disclosed, on December 8, 2023 (during the fiscal year ending September 30, 2024), the Audit Committee approved the dismissal of RSM US LLP as the Company’s independent registered public accounting firm. The report of RSM US LLP on the Company’s financial statements for the fiscal year ended September 30, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal year ended September 30, 2023 and in the subsequent interim period through December 8, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of RSM US LLP, would have caused RSM US LLP to make reference to the matter in its report on the financial statements for such years.

In the fiscal year ended September 30, 2023 and in the subsequent interim period through December 8, 2023, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided RSM US LLP with a copy of the disclosures contained in its Current Report on Form 8-K filed on December 14, 2023 and requested that RSM US LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of RSM US LLP’s letter, dated December 14, 2023, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2023.

During the fiscal year ended September 30, 2023 and the subsequent interim period through December 8, 2023, neither the Company nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The ratification of the appointment of Grant Thornton LLP will be approved if it receives the affirmative vote of a majority in interest of the capital stock represented at the meeting. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Grant Thornton LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.

Equity Compensation Arrangements
Effective January 27, 2015, the Board of Directors adopted the 2015 Stock Incentive Plan (the “2015 Plan”) which provides for up to 1,250,000 shares of the Company’s common stock to be available for issuance to provide a long-term incentive plan for officers, employees, directors and/or consultants to directly link incentives to stockholders’ value. The 2015 Plan was approved by stockholders in February 2015. An amendment and restatement of the 2015 Plan was approved by the Board of Directors on December 17, 2024 and by shareholders on February 28, 2025 at the 2025 Annual Meeting of Shareholders (the “Amended and Restated 2015 Plan”).

The following table illustrates the common shares remaining available for future issuance under the Amended and Restated 2015 Plan as of September 30, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity plans
Plan Category:
Equity compensation plans approved by security holders	74,500	$33.75	4,073,879
Equity compensation plans not approved by security holders	—	N/A	—
Total	74,500	$33.75	4,073,879
(1) - Weighted average exercise price does not take the performance-based RSUs into account.

Audit Committee Report

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended September 30, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended September 30, 2025.

Toby K. Purse (Chair)
W. Andrew Krusen, Jr.
Benjamin D. Fishman
Henry R. Slack

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm, billed to us for the last fiscal year for audit services and billed to us over the past two fiscal years for other services.

	2025	2024
Audit Fees (1)	$413,090	$365,113
Audit Related Fees (2)	37,500	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$450,590	$365,113

(1)Audit fees include the aggregate fees billed by Grant Thornton LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the fiscal years ended September 30, 2025 and 2024.

(2)Audit Related Fees for fiscal year ended September 30, 2025 were related to the audit of the financial statements of our consolidated investment in Citree 1, LLC.
(3)Tax fees include fees include fees billed by Grant Thornton LLP for professional services rendered for tax compliance, advice and planning services. As indicated, no such tax fees were billed by Grant Thornton LLP for the fiscal years ended September 30, 2025 and 2024.
(4)Grant Thornton LLP did not render or bill for any services other than those listed above for the fiscal years ended September 30, 2025 and 2024.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s independent registered public accounting firm. To fulfill that requirement, the Company’s independent registered public accounting firm provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then approves the proposal as appropriate. During the years ended September 30, 2025 and 2024, 100% of the services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee.

Executive Officers

The following table sets forth certain information on each of the Executive Officers of the Company as of the record date. Information for Mr. Kiernan is set forth in the above section of the Proxy Statement entitled “Nominees for Directors to be Elected at the 2026 Annual Meeting of Shareholders to serve until 2027.”

Name	Age	Position and Background with the Company
Bradley Heine	55
Chief Financial Officer and Accounting Officer (August 16, 2023 - Present). Prior to joining Alico, Mr. Heine served as Senior Vice President - Corporate Controller of Wejo Group Limited, a provider of cloud and software analytics for connected, electric, and autonomous mobility, from August 2021 to July 2023. Prior to that, Mr. Heine served as Vice President - Accounting at IAC InterActive Corp, a holding company comprised of media and internet companies, from December 2019 to August 2021, and in various positions of increasing seniority at Avis Budget Group Inc., a rental car company, from September 2007 to October 2019. Mr. Heine is a Certified Public Accountant who began his career as an auditor with Deloitte & Touche. He received a B.B.A. in public accounting from Pace University and a M.B.A. in Finance from Rutgers University.

James Sampel	61
Chief Information Officer (December 2015 – Present). Prior to joining Alico, Mr. Sampel was Chief Information Officer and Managing Director of Greenwich Associates, a research based consulting firm servicing the financial services industry; Director of Information Technology for 454 Life Sciences Corporation, an early–stage life sciences equipment manufacturing company; and Manager of Advanced and Emerging Technology for Perkin Elmer, a Fortune 200 manufacturer of life sciences and laboratory equipment. Previous roles with Perkin Elmer included: Manager of Global Infrastructure, Senior Network Architect, Senior Systems Analyst, Software Support Supervisor and Field Service Engineer. Mr. Sampel received a B.S. in Electronics Engineering Technology from DeVry University and a M.B.A. in Information Systems from Pace University.

Mitch Hutchcraft	59	Executive Vice President of Real Estate (May 2024 – Present). Before joining Alico, Mr. Hutchcraft served for 17 years as the Vice President of Real Estate for King Ranch where he was involved with the land acquisition, protection of assets from changing regulations, long term value enhancement of real estate assets, public policy, and operational enhancement through real estate projects. Prior to working for King Ranch, Mr. Hutchcraft worked as the Regional Vice President for Bonita Bay Group from 2001 through 2007 where he was directly involved or progressively responsible for land acquisition, strategic planning, entitlements, permitting, site design, community establishment, product positioning, builder relationships and governmental affairs for several of the company’s planned communities.
Mary Molina	48	Chief Administration Officer (November 2024 – Present). Prior to Ms. Molina serving as Alico’s Chief Administration Officer, Ms. Molina served as Alico’s Director of Administration from January 2022 to November 2024 and Alico’s Project and Administrative Manager from May 2011 to November 2024. Ms. Molina earned a Certificate in Human Resource Management and HR: Compensation and Benefits Certificate from Florida Atlantic University.

CORPORATE GOVERNANCE
How Nominees Are Selected

Typically, Board vacancies are filled from nominees recommended by the Nominating and Governance Committee after considering nominees proposed by directors or those who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Nominating and Governance Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications — The Nominating and Governance Committee determines the selection criteria of director nominees based upon the Company’s needs at the time nominees are considered. In evaluating director candidates, the Nominating and Governance Committee will consider a candidate’s:
•intellect;
•integrity;
•broad-based experience at the policy-making level in business, government, education or the public interest;
•analytical ability;
•ability to qualify as an Independent Director;
•ability and willingness to devote time and energy to effectively carry out all director responsibilities; and
•unique qualifications, skills and experience.

The Nominating and Governance Committee also considers the background of director candidates and seeks to enhance the overall skill set of the Board. The Nominating and Governance Committee also assesses each candidate’s contribution to the diversity of the Board in a broader sense, including age, education, experience, skills and other qualifications.

The Nominating and Governance Committee recommends director nominees to the Board to be submitted for election at the next Annual Meeting of Shareholders. The Board selects director nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of shareholders, the needs of the Company and the goal of creating an appropriate balance of knowledge, experience and background on the Board. The Audit Committee members are selected based on their expertise and independence in accordance with current SEC and the Nasdaq Stock Market Rules (the “Nasdaq Rules”). Mr. Speron was initially recommended to serve on our Board by a security holder.

We believe that our director nominees are well qualified under the criteria described above. Each director nominee brings a variety of qualifications, skills, attributes and experience to the Board.

A common trait among our director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy-making, risk management and corporate governance matters.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience that each director nominee brings to the Board.

Corporate Governance Matters

General

Our Board has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics, and charters for our Nominating and Governance Committee, Audit Committee, Compensation Committee and Stewardship Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Principles, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.alicoinc.com, or by writing to our Corporate Secretary at our offices at 10070 Daniels Interstate Court, Suite 200, Fort Myers, Florida 33913.

Director Independence

Mr. Brokaw, Mr. Fishman, Mr. Slack, Ms. English, Mr. Krusen, Mr. Purse, Mr. Putnam and Mr. Speron each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships between or among the directors, the director nominees or Executive Officers of the Company.

It is the policy of the Board to have separate meetings for independent directors (each an “Independent Director” and collectively the “Independent Directors”) at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2025.

Board Leadership Structure and Risk Oversight

Our Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board, Mr. Putnam, and a majority of our Board is comprised of independent directors. Our Board believes that the current separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole and separates the leadership of the Board from the duties of day-to-day leadership of the Company. This structure allows the Chief Executive Officer to focus his time and energy on managing and operating the Company while the Chairman directs his attention to the broad strategic issues considered by the Board. In addition, we believe the Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with shareholders and other stakeholders and provide input on the structure and composition of the Board. The Board also believes that its Independent Directors provide strong leadership and complement the talents of our management team.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Chairman and Chief Executive Officer could most effectively serve the Company’s and its shareholders’ interests if combined.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief

Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day‑to‑day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee, which is composed solely of Independent Directors. Under the terms of the Boards’ Audit Committee Charter, the Audit Committee is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Audit Committee provides regular reports to the Board, and the Board considers risk assessment and risk management policies where appropriate. Our Nominating and Governance Committee monitors the effectiveness of the Corporate Governance Principles. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Insider Trading Compliance Policy

The Company has an Insider Trading Compliance Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Stewardship

Alico seeks to maximize value for its customers and shareholders in the long term, which we believe includes employing sustainable practices in its operations including stewardship of both its natural and human resources. The Company recognizes the increased and evolving emphasis by shareholders, business partners and other key constituents in recent years on the ability of businesses to integrate environmental, social and governance programs that are embedded into day-to-day business policies and practices.

Alico has published Sustainability Reports and posted them on our website at www.alicoinc.com/sustainability. Sustainability Reports, and other information on our website, are not incorporated by reference in this Proxy Statement.

Environmental

Our environmental efforts are rooted in our sense of accountability for our actions, both to our stakeholders and society as a whole. We are focused on continuously improving the environmental sustainability of our business, from reducing the impact of our operations, to using resources and materials thoughtfully. We continue to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

Social Responsibility

At Alico, we recognize our responsibility to uphold the Company’s founding values, which, for approximately 125 years, have been based on working ethically, responsibly, and with integrity. We also look for ways to make a positive difference at work and in our communities.

Governmental Regulations

Our operations are subject to various federal, state and local laws regulating the discharge of materials into the environment. We are also subject to other non-environmental laws of the United States and the rules and regulations of various governing bodies within the United States, which may differ among jurisdictions. Management monitors environmental legislation and requirements and makes every reasonable effort to remain in compliance with such regulations.

Our Workplace

We believe the talent and dedication of the Alico team in the agriculture industry is second to none. We consider our workforce of talented, dedicated employees to be one of the Company’s most valuable assets. With employees, management and directors from different backgrounds, we can access stronger insights into different cultures and backgrounds, which ultimately helps us to better operate the business.

Some workplace highlights include:
•We seek to foster a work environment that is safe, inclusive, respectful, and fair – and that allows people of different backgrounds, experiences, and perspectives to work together in efforts to reach common business and professional goals.
•The safety of our team members is a top priority.
•The Company’s policies prohibit discrimination and harassment based on race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.
•Providing human rights training to all employees, reinforcing our commitment to labor and human rights in our operations and focusing on it across our value chain.
•We have invested in modular online educational programs to provide our employees with guidance and opportunities for improving their personal and professional development.
•We are successful because of our employees, and they share in that success, as we believe that we provide competitive compensation and benefits, with team members at all levels being eligible for rewards in the form of bonuses.

Sustainability

Corporate sustainability is often defined as meeting the needs of the present without compromising the ability of the future generations to meet their needs. At Alico, sustainability is a key element of our beliefs – our focus on sustainability shapes how we operate our company day to day to drive value for customers and shareholders. Alico has been in existence for generations and we are committed to managing the Company so that we can continue to be around for generations to come.

Alico has a long history of working with state and local governments, as well as private organizations, in seeking to protect environmentally sensitive land.

Committees of the Board of Directors

Our Board has established four standing committees—Audit, Compensation, Nominating and Governance and Stewardship—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons as of January 14, 2026 are set forth in the following chart.

Name	Compensation	Audit	Nominating and Governance	Stewardship
George R. Brokaw	Chairperson		X
Katherine R. English				Chairperson
Benjamin D. Fishman	X	X		X
John E. Kiernan				X
W. Andrew Krusen, Jr.	X	X		X
Toby K. Purse	X	Chairperson	X
Adam H. Putnam
Henry R. Slack	X	X	Chairperson

Audit Committee

The Audit Committee’s responsibilities include:

•reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;
•complying with legal and regulatory requirements;
•reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent registered public accounting firm;
•ensuring the Company maintains internal audit processes; and
•providing an avenue of communication between management and the internal and external auditors.

The Audit Committee’s Charter is available on the Company’s website at www.alicoinc.com/ in the Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913.

The Audit Committee is currently composed of four directors: Toby K. Purse (Chairman), Benjamin D. Fishman, W. Andrew Krusen, Jr. and Henry R. Slack. All members of the Audit Committee are independent in accordance with the applicable Nasdaq Rules. The Board has determined that each of Messrs Krusen, Jr., Fishman, Purse and Slack meets the “financial literacy” requirement for Audit Committee members under Nasdaq Rules and each of Messrs. Krusen, Jr. and Purse qualify as an “audit committee financial expert” within the meaning of the SEC rules. Following the conclusion of the Annual Meeting, the Company anticipates that the Audit Committee will be composed of three directors: Toby K. Purse (Chairman), Adam H. Putnam, and George R. Brokaw, each of whom satisfies the independence and financial literacy requirements for Audit Committee members under Nasdaq Rules. The Audit Committee met five times in fiscal year 2025.

Compensation Committee

The Compensation Committee’s responsibilities include:

•determining and approving the compensation of the Chief Executive Officer;
•advising on and approving the compensation for other executive officers;
•advising on and approving the compensation philosophies, goals and objectives for the executive officers;
•making recommendations to the Board with respect to long-term incentive compensation and equity-based plans, including director compensation; and
•providing oversight of the Company’s compensation policies, plans and benefits programs.

The Compensation Committee is governed by a written charter adopted and approved by the Board. The Compensation Committee’s Charter is available on the Company’s website at www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913.

The Compensation Committee is currently composed of five directors: George R. Brokaw (Chairman), Benjamin D. Fishman, W. Andrew Krusen, Jr., Toby K. Purse and Henry R. Slack. The Board has determined that Messrs. Brokaw, Fishman Krusen, Jr., Purse and Slack are independent under the Nasdaq Rules. The Compensation Committee met four times in fiscal year 2025. Semler Brossy Consulting Group, LLC has served as the compensation consultant for the Company and provides advice and data to the Compensation Committee from time to time as requested. However, the Compensation Committee did not engage Semler Brossy to provide any advice on compensation matters with respect to executive officers or directors during fiscal year 2025.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company or was formerly an officer of the Company. In addition, there are no interlocking relationships between any of these directors and any other current Executive Officer of the Company, and each of the Committee members is independent under the Nasdaq Rules.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:
•reviewing annually the performance of the Board;
•recommending nominees to serve on the Board to fill new positions or vacancies;
•reviewing performance and qualifications before they stand for re-election;
•leading the Board in its annual review of the Board’s and management’s performance; and
•reviewing and assessing the adequacy of the Company’s Corporate Governance Principles and recommending any proposed changes to the Board for its consideration and approval.

The Nominating and Governance Committee’s Charter is available on the Company’s website at www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913.

The Nominating and Governance Committee is currently composed of three directors: Henry Slack (Chairperson), George R. Brokaw and Toby K. Purse. The Board has determined that Messrs. Slack, Brokaw, and Purse are independent under the Nasdaq Rules. The Nominating and Governance Committee met once during fiscal year 2025.

There were no fees or expenses paid to a third party in fiscal year 2025 for the identification or evaluation of potential director nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each Annual Meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered; and (c) in considering shareholder recommendations, the Nominating and Governance Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the Annual Meeting date.

Stewardship Committee

The Stewardship Committee’s responsibilities include:

•overseeing and providing input to management on the Company’s policies, strategies, and programs related to land development and conservation, the creation of shareholder value, and agricultural and natural resource stewardship;
•reviewing stewardship and sustainability goals and monitoring progress against those goals;
•considering external trends in public policy, regulation, and legislation relevant to stewardship and sustainability;
•overseeing related risk management;
•reviewing the Company’s charitable giving policies and programs;
•receiving reports regarding relationships with key external stakeholders; and
•reviewing Company stewardship and sustainability reports issued from time to time.

The Stewardship Committee is governed by a written charter adopted and approved by the Board. The Stewardship Committee Charter is available on the Company’s website at www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913. The charter, the contents of the Company’s website and the Investors webpage are not incorporated by reference in this Proxy Statement.

The Stewardship Committee is currently composed of four directors: Katherine R. English (Chairman), Benjamin D. Fishman, John E. Kiernan and W. Andrew Krusen, Jr. The Board has determined that Ms. English and Messrs. Krusen, Jr. and Fishman are independent under the Nasdaq Rules. The Stewardship Committee met once in fiscal year 2025.
Code of Business Conduct and Ethics and Corporate Governance Principles

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations and oversight and compliance. The Board has also adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company’s website at www.alicoinc.com/ in the Governance section of the Investors webpage and are available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913.

Anti-Hedging Policy

Our Insider Trading Compliance Policy, prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities as such transactions allow the directors, officers or employees to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the directors, officers and employees may no longer have the same objectives as the Company’s other shareholders.

Communications with Directors

Shareholders and other interested parties may communicate with the Board by forwarding written comments to the Corporate Secretary at Alico, Inc., 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913, with a request to forward the communication to the intended recipient. In general, any shareholder communication delivered to the Company for forwarding to members of the Board will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to members of the Board any abusive, threatening, or otherwise inappropriate materials. The Company contact information and procedures are also included on the Company’s website at www.alicoinc.com.

Board of Directors Meetings
The Board met four times during the fiscal year ended September 30, 2025. During the fiscal year ended September 30, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director. It is the Company’s policy to strongly encourage its directors to attend the Annual Meeting of Shareholders, in addition to attendance at regular Board and committee meetings. All of the members of the Board (who were members of the Board or were director–nominees of the Board at the time of the 2025 Annual Meeting of shareholders) attended the 2025 Annual Meeting of Shareholders, either telephonically or in person.

DIRECTOR COMPENSATION
Director Fees
Under our director compensation arrangement that became effective on April 1, 2013 (the “Director Compensation Plan”), our directors (including employee directors) are eligible to receive an annual fee of $75,000 in cash. No additional fees are payable for attendance at each Board meeting. For service as a standing committee chairman, directors are paid an additional $5,000 annually, with the exception of the chairman of the Audit Committee, who receives an additional total of $10,000 annually and the Chairman of the Board, who receives an additional total of $50,000 annually. Mr. Brokaw waived the additional fee for serving as the Chairman of the Board during his tenure. All annual fees are payable on a quarterly basis.

As of January 1, 2025, Mr. Kiernan no longer receives a separate annual cash retainer for his service as a director. The annual cash retainer paid to Mr. Kiernan for his service as a director through December 31, 2024 is set forth in the Summary Compensation Table below.
Prior to the beginning of each calendar year, each director may elect to receive all or any portion of his or her director fees, including those received for chairing any committee, in the form of common stock with a market value at the time of such quarterly installment equal to 100% of the amount of such fees otherwise payable in cash.

Additional Arrangements
The Company pays for or provides (or reimburses its directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board, committee or Company meetings, or participating in director education programs and other director orientation or educational meetings.
2025 Director Compensation
The following table provides information concerning the compensation of the Company’s directors for the fiscal year ended September 30, 2025. As of September 30, 2025, there were no stock options outstanding for any director, relating to director services. Accordingly, the column for such information has been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Name	($)	($)	($)
George R. Brokaw	$77,500	$—	$77,500
Katherine R. English	$80,000	$—	$80,000
Benjamin D. Fishman	$75,000	$—	$75,000
W. Andrew Krusen, Jr.	$80,000	$—	$80,000
Toby K. Purse	$82,500	$—	$82,500
Adam H. Putnam	$102,500	$—	$102,500
Henry R. Slack	$77,500	$—	$77,500

(1)Directors may elect to receive shares of common stock in lieu of cash fees. Directors who so elect are granted shares of common stock in lieu of cash fees on a quarterly basis each year. With respect to fiscal 2025, 2,089 shares of common stock were granted in lieu of cash fees to George R. Brokaw, 2,779 shares of common stock were granted in lieu of cash fees to Katherine R. English, 2,605 shares of common stock were granted in lieu of cash fees to Benjamin D. Fishman, 2,793 shares of common stock were granted in lieu of cash fees to W. Andrew Krusen, Jr., 2,859 shares of common stock were granted in lieu of cash fees to Toby K. Purse and 3,496 shares of common stock were granted in lieu of cash fees to Adam H. Putnam. All awards are vested upon grant and thus there are no outstanding unvested stock awards.

Executive Officer Compensation
Introduction
In fiscal year 2025, our NEOs were:
•John E. Kiernan—President and Chief Executive Officer
•Bradley Heine—Chief Financial and Accounting Officer
•Mitch Hutchcraft—Executive Vice President of Real Estate
The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that influence shareholder value, including return on assets, long-term stock performance, and operational performance. The Company believes that as an executive’s responsibilities increase, so should the proportion of his or her total pay composed of variable compensation and tied to long-term shareholder value creation.

Say on Pay Vote and Other Input from Shareholders

The Company implemented the 2015 Plan following approval by shareholders at the 2015 Annual Meeting of Shareholders. The Amended and Restated 2015 Plan was approved by shareholders at the 2025 Annual Meeting of Shareholders. The Amended and Restated 2015 Plan includes, among other things, a clawback provision and prohibits stock option repricing without shareholder approval.

We held an advisory (non-binding) vote at our 2021 Annual Meeting of Shareholders on whether the frequency of the Say-on-Pay Vote should be every one, two or three years, with our shareholders approving holding the Say-on-Pay Vote every three years. In addition, at the 2024 Annual Meeting of Shareholders, our shareholders expressed their support of our executive compensation philosophy and program by approving the non-binding advisory Say-on-Pay Vote on our executive compensation. Approximately 60% of votes cast supported our executive compensation policies, which calculation treats broker-non votes as votes “against” the proposal based on the voting standard provided in our Bylaws, though removing broker-non votes from the calculation would result in approximately 90% of votes cast in support of our executive compensation policies and practices. The Compensation Committee has reviewed and considered the results of this advisory shareholder vote and considers the latter approach as an indication that voting shareholders endorse the Company’s current executive compensation program. The Compensation Committee will continue to evaluate the executive compensation program, seeking to keep the program in line with the Company’s short and long-term goals and to take shareholder feedback and the results of say-on-pay votes into consideration when making future compensation decisions.
Compensation Committee and Compensation Practices
The Compensation Committee regularly reviews best practices related to executive compensation to ensure consistency with the Company’s compensation philosophy. Consistent with this philosophy and taking into account business results, the following executive compensation practices were in place for fiscal year 2025:
•total compensation levels for executives were generally not increased compared to fiscal year 2024;
•executives received modest perquisites; and
•historical share awards have generally been paid from treasury stock, subject to availability.
Executive Compensation Program and Philosophy
The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and reward excellent performance. To that end, we seek to compensate our executives in a manner that:
•is competitive;
•rewards performance that creates shareholder value and recognizes individual contributions; and
•encourages longer-term value creation.
Each year, the Compensation Committee reviews the Company’s financial performance and evaluates each executive’s role in influencing such performance to determine if, and to what extent, each NEO’s individual contribution merited discretionary compensation. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership, to assess performance, taking into account the financial condition of the Company and the contribution of the NEOs in the context of relevant conditions. Conditions may include many factors beyond the executive’s control, such as weather, commodity prices, and strategic opportunities.
Compensation Consultants
The Compensation Committee makes recommendations to the Board for all aspects of executive compensation, including the structure and design of the compensation program. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. The Compensation Committee, from time to time, has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an independent consultant to advise the Compensation Committee with respect to the Company’s compensation program, and to perform various related studies and projects.

However, the Compensation Committee did not engage Semler Brossy to provide any advice on compensation matters with respect to executive officers during fiscal year 2025 as the compensation committee has not made any material changes to the executive compensation program since fiscal year 2023.
Elements of Compensation
Base Salaries
Base salaries for the Company’s NEOs are based on their scope of responsibilities, education and training levels, leadership abilities, performance and specialized skills. Determination of salaries is based on the Company’s financial performance, overall financial condition, individual performance, and the current competitive market environment, and may include a review of the Company’s peer group and other relevant data. Because the Compensation Committee wishes to incentivize executives with pay for performance, base salary levels of the Company are generally lower than the market median.
Annual Discretionary Cash Bonuses
The Company has an annual discretionary cash bonus program. The Compensation Committee works closely with the Chief Executive Officer and Chief Financial Officer to evaluate the Company’s financial performance and overall financial condition to determine whether or not discretionary bonuses are to be paid for the particular fiscal year.
When the Compensation Committee determines that the interests of the Company and its shareholders would be served by the payment of discretionary bonuses, the Compensation Committee considers the individual performance of each executive and his or her role in influencing Company performance and the financial condition of the Company. In the case of NEOs other than the Chief Executive Officer, these evaluations are based in part on input from the Company’s Chief Executive Officer regarding each executive’s performance. All Compensation Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board.

Mr. Kiernan is also eligible to earn certain performance-based and discretionary bonuses pursuant to his amended and restated annual performance and long term bonus agreement, dated December 23, 2024 (the "Kiernan Bonus Agreement"), as described below.

Under the Kiernan Bonus Agreement, the $300,000 long term return of capital bonus earned with respect to the prior long-term performance period of October 1, 2021, through September 30, 2024 was earned on January 1, 2025, subject to Mr. Kiernan’s continued employment through such date. For fiscal year 2025, Mr. Kiernan also received a discretionary bonus of $100,000 for his performance in fiscal 2025 and earned a real estate commission bonus of $238,856 based on the level of achievement of the performance metrics set forth in the Kiernan Bonus Agreement.

Under his employment agreement, Mr. Heine is eligible for a discretionary annual performance bonus targeted at 40% of his base salary. With respect to fiscal 2025, Mr. Heine received a discretionary bonus of $90,000.

Under the letter agreement entered into by the Company and Mitch Hutchcraft on July 18, 2025 (the “Hutchcraft Letter Agreement”), Mr. Hutchcraft is eligible to receive an annual discretionary cash bonus up to $40,000 based on the achievement of general corporate objectives of the Company, as well as a real estate incentive bonus based on the achievement of certain Company real estate project milestones, payable annually following each fiscal year-end, with at least 75% paid in cash and up to 25% payable in fully vested restricted stock unit awards under the Amended and Restated 2015 Plan.

For fiscal 2025, Mr. Hutchcraft received an annual discretionary cash bonus of $40,000 and a real estate incentive bonus of $155,000, which was paid fully in cash.
For additional information on the Kiernan Bonus Agreement, see “Executive Compensation—Employment Agreements with Named Executive Officers” below.

Retirement Benefits
Executive officers are allowed to participate in the Company’s tax-qualified 401(k) and Profit Sharing Plan offered to all full-time employees. Under the plan, the Company matches each participating employee’s elected contribution to the plan with an employer contribution, but with such match not to exceed 4% of a participating employee’s eligible compensation. In addition to the mandatory matching contribution, annual discretionary contributions, based on a percentage of salary determined at the Boards’ sole discretion, may be contributed by the Company pursuant to the qualified profit-sharing portion of the plan. There were no such discretionary contributions authorized in fiscal years 2025 or 2024.
Health and Welfare Benefits, Perquisites, and Other Fringe Benefits
The Company’s executive officers receive health and insurance benefits, such as group medical and life insurance, under plans generally available to all salaried employees. Other fringe benefits consist of supplemental life insurance, Company-provided vehicles, and dividends paid on unvested stock where appropriate. The Company does not own a corporate jet or helicopter, nor does it pay for country club dues or other such perquisites.
Employment Agreements
The Company entered into a second amended and restated employment agreement with Mr. Kiernan on December 23, 2024 (the “Kiernan Employment Agreement”) and entered into an employment agreement with Mr. Heine on August 16, 2023 (the “Heine Employment Agreement”), as amended by that certain letter agreement by and between the Company and Mr. Heine, dated as of May 28, 2024 (the “Heine Letter Agreement”). These employment agreements, in addition to the Kiernan Bonus Agreement, are intended to provide continuity and stability in the leadership of our organization. Mr. Kiernan’s employment agreement generally provides for an annual base salary (subject to a specified minimum), eligibility for target short-term and long-term cash bonuses based on different identified achievements pursuant to the Kiernan Bonus Agreement, restricted stock unit grants with vesting terms, grants of Company shares tied to long-term performance, severance upon a qualifying termination of employment, a termination bonus upon a Change in Control, and restrictive covenants.

Mr. Heine’s employment agreement generally provides for an annual base salary (subject to specified minimums), target annual cash bonuses, eligibility for grants of Company shares tied to long-term performance, severance upon a qualifying termination of employment, and restrictive covenants.

The Company entered into an employment agreement with Mitch Hutchraft on May 28, 2024 (the “Hutchcraft Employment Agreement”). On July 18, 2025, the Company and Mr. Hutchcraft entered into the Hutchcraft Letter Agreement amending the terms of Mr. Hutchcraft’s employment agreement.

The employment and/or bonus agreements with our named executive officers are described in further detail in “Executive Compensation-Employment Agreements with Named Executive Officers” below.
Indemnification Agreements
The Company has entered into Indemnification Agreements with each of its named executive officers and directors (each, an “Indemnified Party”). Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party to the fullest extent permitted by applicable law, against all expenses, judgments, and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he or she is or was an officer or director of the Company or by reason of any action taken by him or her while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or director of the Company and for a period of six years thereafter.
Stock Ownership Guidelines for CEO and Directors
The Company believes that its CEO should have a financially significant investment in the Company so that his interest and the interest of the Company’s shareholders are aligned. In furtherance of this goal, in January 2013, the Board adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock that is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year. During the phase-in period, the CEO who is phasing-in ownership must own, as of each measurement date (as described below) and at all times thereafter while he or she is the CEO of the Company, stock in the Company with a market value at least equal to or greater than the phase-in Company CEO Target Ownership Requirement as follows: The CEO must (i) have ownership of $50,000 in Company common stock, at the end of the fiscal year during which the CEO is hired (the “first measurement date”), (ii) have ownership of $150,000 in Company common stock at the end of the next fiscal year after the first measurement date, and (iii) have ownership of $250,000 in Company common stock at the end of the second fiscal year after the first measurement date. As Mr. Kiernan previously met the Company CEO Target Stock Ownership Requirement, he is currently subject to the fully phased-in requirement.
In 2005, the Board adopted, and the Company’s shareholders approved, a director stock purchase policy requiring that all directors own Alico common stock with a market value (or cost, if higher) that is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). To provide directors serving on the Board as of the date of the adoption of this policy and new Directors who subsequently join the Board the opportunity to meet this requirement over a reasonable period of time, each such director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the director is elected to the Board at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until two years following the end of the next full fiscal year. The Company Director Target Stock Ownership Requirement is measured at the end of the phase-in period and annually thereafter at the end of each fiscal year. Throughout fiscal year 2025, all of our directors met the applicable Company Director Target Stock Ownership Requirement.

Equity Grants and Equity Grant Practices

On December 23, 2024, Mr. Kiernan was granted a performance-based restricted stock unit award with respect to up to 38,000 shares, 5,000 of which will be earned if the average 30 day closing per share price of Company shares (the “trailing price”) exceeds $35 per share, 12,500 of which will be earned if the trailing price exceeds $40 per share and 20,500 of which will be earned if the trailing price exceeds $45 per share, in each case prior to September 30, 2027.

Such performance-based restricted stock unit awards for Mr. Kiernan described in further detail in “Executive Compensation-Employment Agreements with Named Executive Officers” below.

Pursuant to the 2015 Plan, upon the occurrence of a “Change in Control” (as defined in the 2015 Plan), all outstanding time-based equity awards will accelerate and vest unless otherwise provided in the applicable award agreement and all outstanding performance-based equity awards which are not replaced in connection with the transaction will deemed to be earned and vest on a pro rata basis, with performance achievement determined based on the greater of target and actual performance.

We do not schedule our equity grants in anticipation of the release of material, non-public information (MNPI), nor do we time the release of MNPI based upon grant dates of equity, or for the purpose of affecting the value of executive compensation. In the event MNPI becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.

Clawback Policy
We have adopted a policy for Recovery of Erroneously Awarded Compensation that complies with the new SEC and Nasdaq listing standards, and provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement.

Executive Compensation
The following table provides information regarding the compensation of our NEOs for fiscal years 2025 and 2024.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(a)	Bonus(b)	Stock Awards(c)	Non-Equity Incentive Plan Compensation(d)	All Other Compensation(e)	Total(f)
John E. Kiernan (1)	2025	$544,529	$100,000	$468,180	$238,856	$33,603	$1,385,168
President and Chief Executive Officer	2024	$538,995	$100,000	$—	$897,762	$40,012	$1,576,769

Mitch Hutchcraft (2)	2025	$333,712	$40,000	$—	$155,000	$27,057	$555,769
Executive Vice President Real Estate

Brad Heine (3)	2025	$275,000	$90,000	$—	$—	$15,668	$380,668
Chief Financial Officer	2024	$275,000	$20,000	$—	$—	$10,721	$305,721

(1)Mr. Kiernan began serving as President and Chief Executive Officer on July 1, 2019. Prior to serving as President and Chief Executive Officer, Mr. Kiernan served as Executive Vice President and Chief Financial Officer.
(2)Mr. Hutchcraft began serving as Executive Vice President of Real Estate on May 28, 2024.
(3)Mr. Heine began serving as a consultant on July 31, 2023, and as Chief Financial Officer on August 16, 2023.
Salary (Column (a))

The amounts reported in Column (a) represent base salaries paid to each of the NEOs for each of the last two completed fiscal years. In addition, the amount reported for Mr. Kiernan reflects the annual cash retainer paid to Mr. Kiernan for his service as a director in the amount of $18,750 and $75,000 in 2025 and 2024, respectively. As of December 31, 2024, Mr. Kiernan no longer receives a separate annual cash retainer for his service as a director.

Bonuses (Column (b))
The amounts reported in Column (b) represent discretionary bonuses paid to each of the NEOs for the last two completed fiscal years, as indicated.
Stock Grants (Column (c))

Amounts reflect the grant-date fair value of the performance-based restricted stock units granted during fiscal year 2025 to certain of our named executive officers, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. As required pursuant to SEC disclosure rules, the grant-date fair values of these awards included in the table above were computed based on the probable outcomes of the performance conditions as of the applicable grant date. Assuming the highest level of achievement of the performance conditions, the maximum grant-date fair value of this award is $993,700. We provide information regarding the assumptions used to calculate the value of this stock award in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Non-Equity Incentive Plan Compensation (Column (d))

The amount reported in this column reflects the long-term real estate bonus earned by Mr. Kiernan pursuant to the Kiernan Bonus Agreement. For further information, see “Executive Compensation—Employment Agreements with Named Executive Officers” below.

All Other Compensation (Column (e))
The amounts reported in Column (e) represent the aggregate dollar amount for each NEO for perquisites and other personal benefits and Company contributions to the Company’s 401(k) retirement plans. The following table shows and explains the specific amounts included in Column (e) of the Summary Compensation Table for fiscal year 2025. Under SEC rules, the Company is required to identify by type all perquisites and other personal benefits for an NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each NEO, not just those meeting the $10,000 threshold.

Name	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement Plan	Insurance Premiums (2)	Total
John E. Kiernan	$1,884	$11,400	$20,319	$33,603
Mitch Hutchcraft	$—	$14,677	$12,380	$27,057
Brad Heine	$—	$13,304	$2,364	$15,668
(1)Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, including but not limited to, the amount of the dividends paid on unvested stock and the cost to the Company for Company cars used for commuting and other personal transportation.
(2)Represents applicable premiums paid on health and life insurance policies for each of the NEOs.
Total Compensation (Column (f))
The amounts reported in Column (f) are the sum of Columns (a) through (e) for each of the NEOs. All compensation amounts reported in Column (f) include amounts actually paid or awarded; there were no amounts of compensation deferred and thus the Column (f) totals include no deferrals.

Employment Agreements with Named Executive Officers
John E. Kiernan

The Company is party to Kiernan Employment Agreement as well as the Kiernan Bonus Agreement.

Employment Agreement

Pursuant to the Kiernan Employment Agreement, Mr. Kiernan would remain President and Chief Executive Officer of the Company, for a term ending on September 30, 2027, subject to extension and termination pursuant to the provisions of the Kiernan Employment Agreement.
Under the Kiernan Employment Agreement, Mr. Kiernan’s annual base salary was to be at an annual rate of not less than $525,000.
Under the Kiernan Employment Agreement, Mr. Kiernan also (i) is eligible for and entitled to short-term and incentive cash bonuses in accordance with the terms and provisions of the Kiernan Bonus Agreement; (ii) may be awarded, under the 2015 Plan, or any successor or other incentive plan adopted by the Company from time to time, restricted stock units in accordance with the terms and provisions of the Kiernan Bonus Agreement; (iii) may be eligible to otherwise participate in the 2015 Plan, or any successor or other incentive plan adopted by the Company from time to time; (iv) is eligible to (A) participate in the employee benefit plans, policies, programs, practices and arrangements that the Company provides to its executives generally from time to time, and (B) receive perquisites on a basis no less favorable than as provided by the Company from time to time to other senior executives of the Company; and (v) may be entitled to certain severance payments.

Under the terms of the Kiernan Employment Agreement, if the Company terminates Mr. Kiernan’s employment without “Cause” or if, following a “Change in Control” of the Company, Mr. Kiernan resigns for “Good Reason” (each as defined in the Kiernan Employment Agreement), then Mr. Kiernan will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the Kiernan Employment Agreement, an amount equal to 150% of his base salary for the most recently completed fiscal year, paid in equal installments for the 18-month period following the Date of Termination (as defined in the Kiernan Employment Agreement). In addition, during the 18-month period following the Date of Termination, the Company will provide to Mr. Kiernan the same health care benefit coverage being made available to similarly situated active Company employees (at no cost to Mr. Kiernan in excess of the employee premium cost applicable to similarly situation active Company employees).
The Kiernan Employment Agreement also includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a nondisparagement covenant, and 12-month post-termination noncompetition and customer and employee nonsolicitation covenants.

Bonus Agreement

Under the terms of the Kiernan Bonus Agreement Mr. Kiernan was eligible to earn a long term return of capital bonus with respect to the period beginning October 1, 2021, through September 30, 2024 in accordance with the specific performance metrics set forth in the Kiernan Bonus Agreement, which would be payable and earned on January 1, 2025, so long as Mr. Kiernan was continuously employed by the Company or its affiliates through such date.
Under the terms of the Kiernan Bonus Agreement, Mr. Kiernan is also eligible to earn a transaction bonus upon a Change in Control (as defined in the Kiernan Bonus Agreement) that occurs during the period beginning December 23, 2024 and ending September 30, 2027 so long as he remains continuously employed by the Company or its affiliates through the closing of such Change in Control, with the amount of such transaction bonus based on the sale price and market capitalization targets, all as set forth in the Kiernan Bonus Agreement. The amount of the transaction bonus is a percentage of the market capitalization targets associated with the Change of Control transaction, which is determined by multiplying the number of issued and outstanding shares by the sales price per share in the Change of Control transaction. The percentage that is applied to determine the transaction bonus is dependent on the dollar amount of the sales price per share, with the percentage applied being higher if the sales price per share is higher. The following table sets forth the respective percentages:

Sales Price Per Share	Percentage Applied
≥$40 and <$45	0.50%
≥$45 and <$50	0.75%
≥$50 and <$55	1.00%
≥$55	1.25%

In addition, under the terms of the Kiernan Bonus Agreement, for each fiscal year of his employment, beginning with the fiscal year ending September 30, 2025, Mr. Kiernan will be eligible to earn an annual discretionary performance bonus of $100,000, so long as Mr. Kiernan is continuously employed through the last day of the applicable fiscal year. Mr. Kiernan was also eligible to earn a real estate commission bonus for the fiscal year ended September 30, 2025, in accordance with the specific metrics set forth in the Kiernan Bonus Agreement.
Pursuant to the Kiernan Bonus Agreement, on December 23, 2024 Mr. Kiernan was granted a performance-based restricted stock unit award with respect to 38,000 shares which will be eligible to be earned if at any time prior to September 30, 2027, the average 30-day closing per share price of the Company’s Common Stock exceeds the applicable price per share thresholds set forth in below:

Price Per Share Threshold	Number of PRSUs Earned
$35 per share	5,000
$40 per share	12,500
$45 per share	20,500

The earned performance-based restricted stock units will then be subject to time-based vesting, with the earned performance-based restricted stock units, if any, vesting on September 30, 2027, subject to Mr. Kiernan’s continued service through such date; provided such performance-based restricted stock units will fully vest upon Mr. Kiernan’s termination by the Company without “cause”, due to Mr. Kiernan’s death or “disability” or, following a Change in Control, due to a resignation by Mr. Kiernan for “good reason” (each as defined in the Kiernan Employment Agreement). Dividend equivalent rights were also granted in respect of the performance-based restricted stock units, which are subject to the same vesting, forfeiture and payment provisions applicable to the underlying performance-based restricted stock units.

The $35 price per share threshold was achieved on December 19, 2025. As a result, Mr. Kiernan earned 5,000 performance-based restricted stock units, which remain subject to time-based vesting through September 30, 2027.
Bradley Heine
On August 16, 2023, the Company entered into the Heine Employment Agreement with Mr. Heine relating to Mr. Heine’s employment as the Company’s Chief Financial Officer for an initial term through September 30, 2025, following which the agreement will automatically renew for successive one-year periods unless either party provides sixty days’ prior written notice of non-renewal. The Heine Employment Agreement provides for an annual base salary of $275,000 (subject to increases from time to time as determined by the Company). Mr. Heine is also eligible for an annual incentive compensation award with an annual target opportunity in an amount equal to 40% of his annual base salary.
The Heine Employment Agreement includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a non-disparagement covenant, and 12-month post-termination noncompetition and customer and employee non-solicitation covenants.
On June 3, 2024, the Company entered into the Heine Letter Agreement with Mr. Heine which amended the Heine Employment Agreement. Pursuant to the Heine Letter Agreement, Mr. Heine is entitled to severance benefits upon termination of his employment with the Company (i) by the Company other than for “Cause”, death or “Disability” or (ii) by Mr. Heine for “Good Reason” on or following a Change in Control (each as defined in the Heine Letter Agreement). Mr. Heine’s severance benefits include, subject to his execution, delivery and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the Heine Employment

Agreement, an amount equal to his annual base salary, payable in installments over the one-year period following the date of termination, and continued health benefits for up to 12 months. The Heine Letter Agreement does not alter any other provisions of the Heine Employment Agreement.
Mitch Hutchcraft
On May 28, 2024, the Company entered into the Hutchcraft Employment Agreement with Mitch Hutchcraft. Under the Hutchcraft Employment Agreement, Mr. Hutchcraft is employed by the Company as the Company’s Executive Vice President of Real Estate through May 31, 2026, subject to automatic extension for one-year period unless earlier terminated by the Company or Mr. Hutchcraft. The Hutchcraft Employment Agreement provides for an annual base salary of $335,000 (subject to review by the Board at least annually for increase) and an eligibility for an annual cash performance incentive award with an annual target opportunity in an amount equal to 40% of Mr. Hutchcraft’s annual base salary.
The Hutchcraft Employment Agreement includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a non-disparagement covenant, and 12-month post-termination noncompetition and customer and employee non-solicitation covenants.

Pursuant to the Hutchcraft Employment Agreement, Mr. Hutchcraft is entitled to severance benefits upon termination of his employment with the Company (i) by the Company other than for “Cause”, death or “Disability” or (ii) by Mr. Hutchcraft for “Good Reason” on or following a Change in Control (each as defined in the Hutchcraft Employment Agreement). Mr. Hutchcraft’s severance benefits include, subject to his execution, delivery, and non-revocation of a general release of claims and subject to his compliance with the restrictive covenants set forth in the Hutchcraft Employment Agreement, an amount equal to his annual base salary, payable in installments over the one-year period following the date of termination, and continued health benefits for up to 12 months.

On July 18, 2025, the Company entered into the Hutchcraft Letter Agreement with Mr. Hutchcraft which amended the Hutchcraft Employment Agreement. The Hutchcraft Letter Agreement, provides, among other things, for the following: (i) an extension of the term of the Hutchcraft Employment Agreement through September 30, 2030, with automatic one-year extensions thereafter unless either party provides 60 days’ prior written notice of non-extension, (ii) a base salary increase of $25,000 per year from Mr. Hutchcraft’s base salary of $335,000, commencing with fiscal 2026, (iii) Mr. Hutchcraft’s eligibility for an annual discretionary cash bonus up to $40,000 based on the achievement of general corporate objectives of the Company and (iv) Mr. Hutchcraft’s eligibility to earn real estate incentive bonuses based on achievement of certain Company real estate project milestones, payable annually following each fiscal year-end, with at least 75% paid in cash and up to 25% payable in fully vested restricted stock unit awards under the Amended and Restated 2015 Plan.

Pursuant to the Hutchcraft Letter Agreement, Mr. Hutchcraft will be granted the Hutchcraft PSU Award, which will vest upon completion of all necessary permits to entitle the East Corkscrew Grove Villages and all permits for the entire Corkscrew Grove Villages project no later than September 30, 2035 (the date of such completion, the “Completion Date”). The number of shares subject to the Hutchcraft PSU Award will be determined by dividing $1 million by the average trading price of the Company’s common stock for the 10 trading days immediately preceding the Completion Date. If Mr. Hutchcraft’s employment is terminated by the Company prior to the Completion Date by the Company without “Cause,” by Mr. Hutchcraft for “Good Reason” on or following a “Change in Control” or due to Mr. Hutchcraft’s death, then the Hutchcraft PSU Award will remain outstanding and eligible to vest through the five year period following the date of such termination (or, if earlier, through September 30, 2035). If Mr. Hutchcraft’s employment is terminated due to his death, the Company may settle the Hutchcraft PSU Award in cash in its discretion.

Outstanding Equity Awards at Fiscal Year End 2025
The following table shows the number of exercisable and unexercisable stock options and stock grants held by our named executive officers at September 30, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (3)
John E. Kiernan	9/7/2018	22,500	—	—	33.60	12/31/2026	—	—	—	—
	4/1/2022	—	—	—	—	—	2,500(1)	86,650	—	—
	5/18/2022	—	—	—	—	—	6,250(1)	216,625	—	—
	12/23/2024	—	—	—	—	—	—	—	38,000(2)	1,317,080

(1)The restricted shares vested on January 1, 2026.
(2)5,000 of these performance-based restricted stock units will be earned if the average 30-day closing per share price of Company shares (the “trailing price”) exceeds $35 per share, 12,500 of which will be earned if the trailing price exceeds $40 per share and 20,500 of which will be earned if the trailing price exceeds $45 per share, in each case prior to September 30, 2027. Any such earned performance-based restricted stock units will vest on September 30, 2027, subject to Mr. Kiernan’s continued service through such date; provided such performance-based restricted stock units will fully vest upon Mr. Kiernan’s termination by the Company without “cause”, due to Mr. Kiernan’s death or “disability” or, following a Change in Control, due to a resignation by Mr. Kiernan for “good reason” (each as defined in the Kiernan Employment Agreement).
(3)Based on the closing trading price of our common stock on September 30, 2025 of $34.66.

                                                                                                                            Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended September 30, 2025, 2024 and 2023, and our financial performance for each such fiscal year:

(a)	(b)	(c)	(d)	(e)	(f)	(h)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (2)	Net Income ($) (in 000s)
2025	$1,385,168	$1,844,671	$468,219	$468,219	$125	$(147,508)
2024	$1,576,769	$1,629,444	$326,109	$326,109	$101	$6,355
2023	$952,442	$895,042	$247,241	$244,996	$89	$1,658
________________________
(1)Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	John E. Kiernan	Mitch Hutchcraft, Brad Heine
2024	John E. Kiernan	Brad Heine, Danny Sutton
2023	John E. Kiernan	Brad Heine, Perry Del Vecchio, Danny Sutton, James Sampel

Compensation actually paid to our PEO represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2025	$1,385,168	$468,180	$927,683	$1,844,671

(a)     The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value adjustments have been made using the stock price and performance achievement as of the date of measurement; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments for our PEO for each applicable year are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards based on Change in Fair Value from Prior Year End to Applicable Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year based on Change in Fair Value from Prior Year End to Vesting Date	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$886,995	$58,538	$—	$(17,850)	$—	$—	$927,683

Average Compensation actually paid to our non-PEO NEOs represents the average amount of “Compensation Actually Paid” to such NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid that reflect stock price changes and changes in performance achievement, using the same methodology described above in Note (b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$468,219	$—	$—	$468,219

(a) The grant date fair value of equity awards represents the total of the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards based on Change in Fair Value from Prior Year End to Applicable Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year based on Change in Fair Value from Prior Year End to Vesting Date	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$—	$—	$—	$—	$—	$—	$—

The fair values of stock awards and stock options included in the Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards for grant date fair value purposes. Restricted stock fair values are based on our stock price at the respective measurement dates. Performance-based restricted stock unit fair values are valued using a Monte Carlo simulation which utilizes multiple input variables including historical volatility, dividend yield and risk-free rate in order to estimate the probability of satisfying the performance objectives established for the applicable award. For information on the inputs to our Monte-Carlo simulations, see Note 10. Stock-based Compensation to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025.
Restricted Stock:

Valuation Date	9/30/2023	9/30/2024	9/30/2025
Stock Price	$24.96	$27.97	$34.66

Performance-based Restricted Stock Unit Valuation:

Valuation Date	9/30/2025
Stock Price	$34.66
Historical Volatility	32%
Risk-free Rate	3.53%
Dividend Yield	0.60%
(2) Assumed $100 was invested for the period starting September 30, 2022 through the end of the year listed.

Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended September 30, 2025, 2024 and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of January 2, 2026, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director; (iii) each named executive officer (“NEO”); and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and dispositive power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise specified in the notes to this table, the address for each person is: Alico, Inc., 10070 Daniels Interstate Ct., Suite 200, Fort Myers, FL 33913.

	Shares Beneficially Owned (1)
	Number of Shares Beneficially Ownership Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders
Gate City Capital Management, LLC (2)	1,258,179	16.4%
Thomas A. Satterfield Jr. (3)	573,410	7.5%
Brian J. Higgins (4)	514,287	6.7%
BlackRock, Inc. (5)	406,373	5.3%
Clayton G. Wilson/Rio Verde Ventures, LLC (6)	405,052	5.3%
Directors and Named Executive Officers
George R. Brokaw	267,269	3.5%
Katherine R. English	13,863	*
Benjamin D. Fishman	13,151	*
W. Andrew Krusen, Jr. (7)	82,170	1.1%
Toby Purse	19,727	*
Adam H. Putnam	16,051	*
Henry R. Slack (8)	37,008	*
John E. Kiernan (9)	59,079	*
Mitch Hutchcraft	—	*
Bradley Heine	—	*

All Current Executive Officers and Directors as a group (12 persons) (10)	509,340	6.7%

* Less than 1%.

(1)Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting and/or dispositive power with respect to such shares. The percent of class of shares beneficially owned has been calculated based on the denominator, which in each case uses the respective sum of 7,656,646 shares, (which represents the number of shares outstanding on January 2, 2026) and the number of vested stock options within 60 days of January 2, 2026 held by the respective named individual or group.
(2)Based solely on a Schedule 13G filed on November 14, 2025. Consists of shares of common stock held by certain private investment funds and managed accounts for which Gate City Capital Management, LLC, an Illinois limited liability company (the "Management Company"), serves as an advisor. Michael Melby serves as the managing member of the Management Company. The Management Company and Mr. Melby each have sole voting power and sole dispositive power over 1,258,179 shares. The Management Company’s address of record is 8725 W. Higgins Road, Suite 530, Chicago, IL 60631.

(3)Based solely on a Schedule 13G/A filed on February 14, 2024. Thomas A. Satterfield, Jr. is the beneficial owner of 573,410 shares of common stock, with Mr. Satterfield having sole voting and dispositive power over 42,000 shares and shared voting and dispositive power over 531,410 shares. 5,000 shares are held jointly with Rebecca S. Satterfield, Mr. Satterfield’s spouse; 70,000 shares are held by Tomsat Investment & Trading Co., Inc., a corporation of which he serves as President; 215,000 shares are held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager; and 152,500 shares are held by A.G. Family L.P., a partnership managed by a general partner controlled by Mr. Satterfield. In addition, Mr. Satterfield has limited powers of attorney for voting and disposition purposes with respect to shares held by 18 others, aggregating 88,410 shares. Mr. Satterfield’s address of record is 15 Colley Cove Drive, Gulf Breeze, Florida 32561.
(4)Based solely on a Schedule 13G filed on November 15, 2019. Mr. Higgins is the beneficial owner of 514,287 shares of common stock directly owned by 208 Florida Holdings, LLC, of which Mr. Higgins is the sole member. Mr. Higgins has sole voting and dispositive power over such shares. Mr. Higgin’s address of record is 299 Park Avenue, 40th Floor, New York, NY 10171.
(5)Based solely on a Schedule 13G/A filed on July 16, 2025. BlackRock, Inc. has sole voting power over 397,587 shares of common stock and sole dispositive power over 406,373 shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)Based solely on a Schedule 13G filed on November 22, 2019. Consists of (i) 60,909 shares of common stock owned by Clayton G. Wilson and 344,143 shares owned by Rio Verde Ventures, LLC, a Florida limited liability company, of which Mr. Wilson is the sole member (collectively with Mr. Wilson the “Wilson Group”). Mr. Wilson has sole voting and dispositive power over such shares. The Wilson Group’s address of record is 21299 US Highway 27, Lake Wales, Florida 33859.
(7)Includes 40,000 shares of common stock held by WIT Ventures, LTD ("WIT"). Dominion Financial Group, Inc. ("DFG") is the managing general partner of WIT. Mr. Krusen is the Non-Executive Chairman of DFG and a DFG shareholder. Mr. Krusen has no investment authority at WIT or DFG and disclaims beneficial ownership of the shares held by WIT except to the extent of his pecuniary interest therein.
(8)Includes 1,820 shares of common stock held by Montac Trust (“Montac”). Mr. Slack is a beneficiary of Montac. Mr. Slack disclaims beneficial ownership of the shares held by Montac except to the extent of his pecuniary interest therein.
(9)Consists of (i) 36,579 shares of common stock and (ii) 22,500 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of January 2, 2026.
(10)Consists of (i) 486,840 shares of common stock and (ii) 22,500 shares of common stock subject to options that are or will be exercisable within 60 days of January 2, 2026.

Certain Relationships and Related Party Transactions
The Company may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. All such transactions are subject to approval or ratification in accordance with a written related person transaction policy adopted by the Board. This policy defines a “related person” as: (1) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (3) any immediate family member of any of the foregoing persons, and any person (other than domestic employees or tenant) sharing the household of such person; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. This policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which (1) the Company was, is or will be a participant, (2) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and (3) any related person had, has or will have a direct or indirect material interest.
Under the Company’s policy, all related person transactions are to be approved by the Audit Committee or an ad hoc subcommittee composed of independent directors (including at least one audit committee financial expert) in certain circumstances. In reviewing related person transactions, the Audit Committee or ad hoc subcommittee will consider all relevant material facts and circumstances available to it, including the benefits of the transaction to the Company, the nature and extent of the related person interest, the impact on any interested director’s independence and judgment to act in the best interests of the Company and whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under similar circumstances.
Related Party Transactions
The following related person transactions are pre-approved under the Company’s related person transaction policy, subject to certain limitations: (1) employment of executive officers if compensation is required to be reported in the Company’s Annual Report on Form 10-K or proxy statement or if the officer is not an immediate family member of a related person and the compensation was approved or recommended for approval by the Compensation Committee; (2) director compensation or reimbursement and reimbursement of expenses in connection with such service if consistent with a Board-approved compensation of reimbursement policy; (3) reimbursement of employee expenses if consistent with a Board-approved reimbursement policy; (4) transactions where the related person’s interest arises solely from owning common stock of the Company and all common stock holders receive the same benefit on a pro rata basis; (5) transactions available to all Company employees generally; (6) charitable contributions, grants or endowments to an organization where the related person is an employee or director (but not an executive officer) if the aggregate amount does not exceed the lesser of $200,000 or 2% of the organization’s total annual receipts, expenditure or assets; and (7) transactions previously approved by the Audit Committee prior to the adoption of the policy.

OTHER MATTERS
The Board is aware of no other matter that will be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SHAREHOLDERS’ PROPOSALS AND NOMINATIONS FOR 2027 ANNUAL MEETING

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary, Mary Molina, at our offices at 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913 in writing not later than September 16, 2026.
Shareholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 150th day and not later than the 120th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than September 30, 2026 and no later than October 30, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after February 27, 2027, then our Corporate Secretary must receive such written notice not later than the close of business on the 120th day prior to the 2027 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

ALICO’S ANNUAL REPORT ON FORM 10-K

A copy of Alico’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on January 2, 2026 without charge upon written request addressed to:

Alico, Inc.
10070 Daniels Interstate Court
Suite 200
Fort Myers, FL 33913
Attention: Mary Molina, Corporate Secretary
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 at www.alicoinc.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

January 14, 2026	By Order of the Board of Directors

/s/ Mary Molina
Mary Molina
Chief Administration Officer and
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 27, 2026: The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 are available on our website at www.alicoinc.com. In addition, you may access these materials at www.proxyvote.com.

ALICO, INC.
10070 DANIELS INTERSTATE COURT
FORT MYERS, FLORIDA 33913

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALCO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82773-P42008

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALICO, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of six directors to serve until the 2027 Annual Meeting of Shareholders, and until their respective successors have been duly elected and qualified:

Nominees:	For	Against	Abstain
1a. George R. Brokaw	☐	☐	☐
1b. Katherine R. English	☐	☐	☐
1c. John E. Kiernan	☐	☐	☐
1d. Toby K. Purse	☐	☐	☐
1e. Adam H. Putnam	☐	☐	☐
1f. Eric Speron	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V82774-P42008

ALICO, INC.
ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 27, 2026, 9:30 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc. hereby appoint(s) John E. Kiernan and Bradley Heine or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Alico, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 A.M., Eastern Time on Friday, February 27, 2026, which will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/ALCO2026, and any continuation, adjournment or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side